AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 15, 2000
                                                      REGISTRATION NO. ___-_____

 ===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                                  WATSCO, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                   FLORIDA                               59-0778222
       -------------------------------             ----------------------
       (State or other jurisdiction of                 (IRS Employer
        incorporation or organization)             Identification Number)

                      2665 SOUTH BAYSHORE DRIVE, SUITE 901
                          COCONUT GROVE, FLORIDA 33131
                    ----------------------------------------
                    (Address of Principal Executive Offices)

  WATSCO, INC. AMENDED AND RESTATED 1996 QUALIFIED EMPLOYEE STOCK PURCHASE PLAN
  -----------------------------------------------------------------------------
                            (Full title of the Plan)

                                   ----------

                                 BARRY S. LOGAN
                          VICE PRESIDENT AND SECRETARY
                                  WATSCO, INC.
                      2665 SOUTH BAYSHORE DRIVE, SUITE 901
                             COCONUT GROVE, FL 33131
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (305) 714-4100
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             Rebecca R. Orand, Esq.
                             Greenberg Traurig, P.A.
                              1221 Brickell Avenue
                              Miami, Florida 33131
                                 (305) 579-0557

                                   ----------

                         CALCULATION OF REGISTRATION FEE

=================================================================================================
Title of securities     Amount to be     Proposed maximum     Proposed maximum      Amount of
 to be registered        registered       offering price     aggregate offering  registration fee
                                           per share(1)           price(1)
-------------------------------------------------------------------------------------------------
Common Stock,             200,000
$.50 par value.........    shares         $13.7188             $2,743,750            $725.00
=================================================================================================

(1) The indicated number of shares to be registered represents additional shares issuable under the listed plan that are not covered by prior registration statements. Price per share and aggregate offering price estimated in accordance with Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low sales price of the Registrant's common stock reported on the New York Stock Exchange on June 13, 2000.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant are hereby incorporated by reference in this Registration Statement:

(a) the Registrant's Registration Statements on Form S-8 (Registration No.333-80341 and 33-10363), filed with the Commission on June 9, 1999 and August 16, 1996, respectively,(1);

(b) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

(c) the Registrant's quarterly report on Form 10-Q for the quarterly period ended March 31, 2000 and all other reports filed by the Registrant pursuant to
Section 13(a) or 15(d) of the 1933 Exchange Act, as amended, since the end of the fiscal year covered by the document referred to in (b) above; and

(d) the Registrant's Proxy Statement dated May 1, 2000, relating to the 2000 Annual Meeting of Shareholders;

(e) the description of the Registrant's Common Stock set forth in Registrant's Form S-3 Registration Statement under the Securities Act of 1933 (Registration No. 333-00371).

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Any statements contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

----------
(1) At the Company's annual meeting of shareholders held on June 5, 2000, the shareholders approved an amendment to the Plan, which increased by 200,000 the number of shares eligible for grant under the Plan. After giving effect to the amendments to the Plan and the effectiveness of this Registration Statement on Form S-8, the total number of shares registered on Form S-8 and available for grant under the Plan will be 800,000.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on June 15, 2000.

                                       WATSCO, INC.


                                       By: /S/ BARRY S. LOGAN
                                           --------------------------------
                                           Barry S. Logan
                                           Vice President and Secretary

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Albert H. Nahmad and Barry S. Logan his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     SIGNATURE                       TITLE                         DATE
     ---------                       -----                         ----

/s/ Albert H. Nahmad      President, Chief Executive            June 15, 2000
--------------------      Officer and Director (principal
Albert H. Nahmad          executive officer)

/s/ Barry Logan           Vice President and Chief              June 15, 2000
--------------------      Financial Officer (principal
Barry S. Logan            financial and accounting officer)

/s/ David B. Fleeman      Director                              June 15, 2000
--------------------
David B. Fleeman

/s/ Cesar L. Alvarez      Director                              June 15, 2000
--------------------
Cesar L. Alvarez

/s/ Paul F. Manley        Director                              June 15, 2000
--------------------
Paul F. Manley

/s/ Bob L. Moss           Director                              June 15, 2000
--------------------
Bob L. Moss

/s/ Roberto Motta         Director                              June 15, 2000
--------------------
Roberto Motta

/s/ Ira Harris            Director                              June 15, 2000
--------------------
J. Ira Harris

/s/ Alan H. Potamkin      Director                              June 15, 2000
--------------------
Alan H. Potamkin

                                  EXHIBIT INDEX

 EXHIBIT                                                              SEQUENTIAL
 NUMBER                    DESCRIPTION                                 PAGE NO.
 -------                   -----------                                ----------

   4.1   Registrant's Amended and Restated Articles of Incorporation(1).

   4.2   Registrant's Bylaws(2).

   4.3 Watsco, Inc. Amended and Restated 1996 Qualified Employee Stock Purchase Plan.

   5.1   Opinion of Greenberg Traurig, P.A.

   23.1  Consent of Arthur Andersen LLP.

   23.2 Consent of Greenberg Traurig, P.A. (contained in its opinion filed as Exhibit 5.1 hereto)

   24 Power of Attorney (included in the Signatures section of this Registration Statement)

---------------
(1) Incorporated by reference to Exhibit 3.1 filed with the Registrant's Form 10-Q dated June 30, 1995 and incorporated herein by reference.

(2) Incorporated by reference to Exhibit 3.2 filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1985.